                                        LEASE

    THIS LEASE is made on the 6th day of April, 1989 by and between WDT-Shoreway hereinafter call Lessor') and Domestic Automation Company (hereinafter called Lessee').

    IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:
    1. PREMISES. Lessor leases to Lessee and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises ("Premises") situated in the City of San Carlos, County of San Mateo, California, as outlined in Exhibit "A" attached hereto and described as follows: + 22,464 sq. ft, at 125 Shoreway Road, Suite 1000, 94070

    2. TERM. The term of this Lease shall be for five (5) years commencing on July 1, 1989 and ending on June 30, 1994 unless sooner terminated pursuant to any provision hereof.

    3. RENT. Lessee shall pay to Lessor rent for the Premises of Twenty Six Thousand Nine Hundred Fifty-Seven and 00/100 Dollars ($26,957.00) per month in lawful money of the United States of America, subject to adjustment as provided in Section A of this Paragraph. Rent shall be paid without deduction or offset, prior notice or demand, at such place as may be designated from time to time by Lessor as follows:
         $9,660.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. A deposit of $15,000.00 as a Security Deposit shall be made by Lessee and held by Lessor pursuant to Paragraph 5 of this Lease and shall also be paid upon execution of the Lease. [see NOTE 1] $26,957.00 [see Note 2] shall be paid on July 1, 1989 and in advance on the first (1st) day of each succeeding calendar month until June 1994. Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within NINE (9) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any later charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

NOTE 1: The security deposit shall be increased by Six Thousand and 00/ 100 Dollars ($6,000.00) the earlier of (i) March 15, 1990 or (ii) the return of the security deposit by Tenant's current sublessor at Vintage Park.

NOTE 2: Except that during months 1 through 6, inclusive, of the term, the monthly rent shall be $9,660.00.

         EXCEPT AS PROVIDED WITHIN, if for any reason whatsoever, Lessor can not deliver possession of the Premises on the commencement date set forth in Paragraph 2 above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. EXCEPT AS PROVIDED WITHIN, In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement of this Lease, such occupancy shall be subject to all of the provisions of this Lease, including the commencement of rent and obligation to maintain insurance.

    4.   OPTION TO EXTEND TERM.

         A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for two (2)-five (5) year period(s) ("extended term") at an adjusted rental calculated as provided in Subparagraph B below on conditions that:

              a. Lessee has given to Lessor written notice of exercise of that option ("Option notice") at least seven (7) months, but not more than twelve (12) months before the expiration of the initial term, or extended term(s), as the case may be.

              b. Lessee is not in default in the performance of any of the terms and conditions of the Lease on the data of giving the option Notice, and Lessee is not in default on the date the extended term is to commence.

         SEE PARAGRAPH 35 OF ADDENDUM ATTACHED HERETO AND MADE PART HEREOF.


    5. SECURITY DEPOSIT. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $ 15,000,00 [see Note *] to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor: or (b) to make any required payment on Lessee's behalf; or (c) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall, within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen
         (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can co-mingle the Security Deposit with Lessor's general and other funds.

    6. USE OF THE PREMISES. The Premises shall be used exclusively for the purpose of gen. office, administration, R&D, manufacturing and distribution of electronic parts & other related legal uses as set forth in the existing zoning ordinances in the City of San Carlos.

         Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purpose other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, (EXCEPT THAT LESSEE MAY PAY THE COST OF SUCH INSURANCE INCREASE), or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises are located; nor,without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose.

NOTE *: which shall be increased by Six Thousand and 00/100 Dollars ($6,000.00) the earlier of (i) March 15, 1990 or (ii) the return of Security Deposit currently held by sublessor at Vintage Park.

         Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the premises outside of the building property except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No material, supplies, equipment, finished or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper. The term "Hazardous Material" means any hazardous or toxic substance, material or waste the storage, use, or disposition of which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste" or "restricted hazardous waste" under Section 25115, 25117 pr 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control law), (ii) defined as a "hazardous substance" under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter
         6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated, as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., (42 U.S.C. Section 9601), or (xi) listed or defined as "hazardous waste", "hazardous substance", or other similar designation by any regulatory scheme of the State of California or the United States Government.

         Lessee, at its sole cost shall comply with all laws and regulations relating to its storage, use and disposal of Hazardous Materials on the Premises. If Lessee does store, use or dispose of any Hazardous Materials on the Premises, Lessee shall notify Lessor, in writing at least five (5) days prior to their first appearance on the Premises. Lessee shall be solely responsible for and shall defend, indemnify and hold Lessor, and Lessor's partners, officers, employees, successors, assigns and agents harmless from and against all claims, demands, damages, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the storage, use, or disposal of Hazardous Materials by Lessee, its agents, employees, or contractors.

         If the presence of Hazardous Materials WHICH WERE INTRODUCED, STORED, DISPOSED OF OR TRANSPORTED IN OR on the Premises caused or permitted by Lessee, its agents, employees, contractors, or sublessees results in contamination or deterioration of water or soil resulting in a level of contamination greater than the safe levels established by any governmental agency having jurisdiction over such contamination or if any investigation of conditions, or any clean up, remedial removal or restoration work is required by any federal, state or local governmental agency or political subdivision ("Governmental Agency") because of the level of Hazardous Material in the soil or ground water WHICH WERE INTRODUCED, STORED, DISPOSED OF OR TRANSPORTED IN OR on the Premises by Lessee, its agents, employees, contractors, or sublessees, Lessee shall promptly, and at its sole cost, take any and all action necessary to investigate and clean up such contamination. At any time prior to the expiration of the Lease Term, Lessee shall have the right to conduct appropriate tests of waste and soil and to deliver to Lessor the results of such tests to demonstrate that no contamination has occurred as a result of Lessee's use of the Premises. Lessee shall further be solely responsible for, and shall defend, indemnity and hold Lessor and Lessor's partners, officers, employees, successors, assigns and agents harmless from and against, all claims, demands, damages, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, clean-up and restoration work and materials required hereunder to return the Premises, the Property of which the Premises are a part or the surrounding properties to its condition existing prior to the appearance of the Hazardous Materials WHICH WERE INTRODUCED, STORED, DISPOSED OF OR TRANSPORTED IN OR ON THE PREMISES by Lessee, its agents, employees, contractors, or sublessees.

         If Lessor has good cause to believe that the Premises or the Property which the Premises are a part, have or may become contaminated by Hazardous Materials, Lessor may cause test to be performed, including wells to be installed on the Premises, and may cause the soil or ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Lessee so requests, Lessor shall supply Lessee with copies of such test results. The cost of such tests of the installation, maintenance, repair and replacement of such wells shall be paid by Lessee PROVIDED THAT THE RESULTS OF SUCH TESTS CONFIRM THE PRESENCE OF ANY HAZARDOUS MATERIALS AND LESSEE, ITS AGENTS, EMPLOYEES, CONTRACTORS OR SUBLESSEES WHICH WERE INTRODUCED, STORED, DISPOSED OF OR TRANSPORTED IN OR ON THE PREMISES. Lessee shall have the right at any time during the Lease term to conduct its own test of the soil and/or ground water underlying the Property by using such wells so long as each of the following conditions arc satisfied: (i) such tests are conducted by Lessee at its own expense, (ii) it repairs any damages to such wells cause by such test; (iii) it holds Lessor, and Lessor's partners, officers, employees, assigns, successors and agents harmless from any cost, liability or claims including reasonable attorney's fees, from its tests including mechanic's lies as well as contamination to the Property or surrounding properties including the soil and groundwater thereunder, and (iv) it timely delivers copies of the results of such test to Lessor.

         The termination of the Lease shall not terminate the parties' rights and obligations under this Paragraph and the parties hereto expressly agree that the provisions contained herein shall survive the termination of Lessee's leasehold estate.

         Lessee shall abide by all laws, ordinances and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.
         SEE PARAGRAPH 36 OF ADDENDUM ATTACHED HERETO AND MADE PART HEREOF.

    7. IMPROVEMENTS. Lessor will, at its sole expense, make improvements to the Premises as specified in Exhibit "B" attached hereto and by this reference made a part hereof. Lessor will make reasonable efforts to complete such improvements prior to July 1,1989.

    8.   TAXES AND ASSESSMENTS.

         A. Lessee shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon or against Lessee's fixtures, equipment, furnishes, furniture, appliances and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

         B. All property taxes or assessments levied or assessed or hereafter levied or assessed, by any governmental authority, against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor. Lessee shall reimburse Lessor for Lessee's proportionate share of such taxes or assessments within ten (10) days of receipt of Lessor's invoice demanding such payment. Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

         C. LESSOR AGREES NOT TO INITIATE THE FORMATION OF ANY ASSESSMENT DISTRICT WHEREBY THE RESULTANT EFFECT SHALL BE AN INCREASE IN THE PROPERTY TAXES DUE TO THE REPAYMENT OF THE ASSESSMENT BONDS. IF SUCH AN ASSESSMENT DISTRICT IS FORMED, LESSOR AGREES TO USE ITS BEST EFFORTS, WITHOUT WARRANTY OF SUCCESS, THAT SUCH DISTRICT IS FINANCED BY AN ASSESSMENT DISTRICT BOND PROVIDING FOR PERIODIC PAYMENTS AND NOT FINANCED WITH A REQUIREMENT FOR A SINGLE "LUMP-SUM" PAYMENT.

    9.   INSURANCE.

         A. INDEMNITY. Lessee agrees to indemnify and defend Lessor against and hold Lessor and Lessor's partners, employees, officers, assigns and successors harmless from any and all demands, claims, causes of action, judgments, obligation or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the condition, use or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees and invitees, EXCEPT THAT SUCH INDEMNITY BY LESSEE OF LESSOR SHALL NOT INCLUDE AN INDEMNITY FOR RESULTS OF LESSOR'S NEGLIGENCE OR WILLFUL MISCONDUCT. FURTHERMORE, LESSOR HEREBY INDEMNIFIES LESSEE AGAINST ANY COST OR CLAIM RESULTING FRONT LESSOR'S NEGLIGENCE OR WILLFUL MISCONDUCT.

         B. LIABILITY INSURANCE. Lessee shall, at the Lessee's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Lessor of not less than $1,000,000 for bodily injury or death as a result of any one occurrence, and $500,000 for damage to property as a result of any one occurrence. The insurance shall be with companies of Best's Rating Guide of A+9 or better and approved by Lessor, which approval Lessor agrees not to unreasonably withhold. Lessee shall deliver to Lessor prior to possession, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Lessor as an additional insured (2) shall not be canceled or altered without thirty (30) days prior written notice to Lessor, (3) insures performance of the indemnity set forth in Subparagraph (A) above, and (4) the coverage is primary and any coverage by Lessor is in excess thereto.

         C. PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance coverage including fire, extended coverage, earthquake and flood, for loss or damage to the Premises, in the amount of the full replacement value thereof. Lessee shall pay to Lessor its pro-rata share of the cost of said insurance within ten (10) days of Lessee's receipt of Lessor's invoice demanding such payment.

         D. MUTUAL WAIVER OF SUBROGATION. Lessee AND LESSOR hereby release EACH OTHER and its partners, officers, agents, employees and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, caused by or results from perils, events or happenings OF THE TYPE which are the subject of insurance in force at the time of such loss OR REQUIRED TO BE CARRIED BY THIS LEASE.

    10. OPERATION, MANAGEMENT, SERVICES AND UTILITIES. Lessee shall pay its share, based upon the percentage of occupancy for all expenses of operation and management of the Premises and the Property of which the Premises are a part, including, but not limited to, water, gas, light, heat, power, electricity, telephone, trash pick-up, property management, landscaping, sewer charges, and all other services, supplied to or consumed on the Premises or the Property of which the Premises are a part. In the event that any such services are billed directly to Lessor, then Lessee shall reimburse Lessor for such expenses within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment. Lessee acknowledges and agrees to reimburse Lessor an additional five percent (5%) of said expenses in order to compensate Lessor for accounting and processing services. LESSEE'S SHARE IS HEREBY AGREED TO 27.13% (+ OR - 22,464 SF/+ OR - 82,816 SF). SEE PARAGRAPH 37 OF ADDENDUM ATTACHED HERETO AND MADE PART HEREOF.

    11.  REPAIRS AND MAINTENANCE.

         A. Subject to provisions of Paragraph 15, Lessor shall keep and maintain the roof, paving, structural elements, landscaping, irrigation, and exterior walls of the building in which the Premises are located in good order and repair. Lessee shall reimburse Lessor for its proportionate share of said expenses within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment. If, however, any repairs or maintenance are required because of an act or omission of Lessee, or its agents, employees or invitees, Lessee shall pay to Lessor upon demand 100% of the costs of such repair or maintenance.

         B. Except as expressly provided in Subparagraph (A) above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and the electrical, plumbing, lighting, heating and air conditioning systems in good and sanitary order, condition and repair. Lessee shall, at its own expense, for the duration of this Lease, retain a service company, approved by Lessor, to provide routine maintenance and repairs of the heating, ventilation, and air conditioning system.

              Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.

              Lessee hereby expressly waives the provision of Sub-section 1 of
              Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 1942 of said Civil Code.

              SEE PARAGRAPH 38 OF ADDENDUM ATTACHED HERETO AND MADE PART
              HEREOF.

    12. ALTERATIONS AND ADDITIONS. Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without the prior written consent of Lessor and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to perform all repairs, alterations, improvements or additions in, on, about, or to said Premises or any part thereof. LESSEE SHALL HAVE THE RIGHT TO MAKE SUCH ALTERATION WITH ONLY TEN (10) DAYS ADVANCE NOTICE TO LESSOR AND BY A VALID BUILDING PERMIT (IF NECESSARY), PROVIDED THE AGGREGATE COST OF SUCH ALTERATION(S), IN ANY YEAR, SHALL NOT EXCEED TEN THOUSAND DOLLARS ($10,000). As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease.
         Lessor can elect, however, within thirty (30) days before expiration of the term or within five (5) days after termination of the term, to require Lessee to remove any alterations, additions or improvements that Lessee has made to the Premises. If Lessor so elects, Lessee shall restore the Premises to the condition designated by Lessor in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event Lessor consents to Lessee's making any alterations, improvements, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, which shall remain posted until completion of the alterations, additions or improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.

         If, during the term hereof, any alteration, addition or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same.

    13. ACCEPTANCE OF THE PREMISES AND COVENANT TO SURRENDER. EXCEPT AS PROVIDED WITHIN, by entry and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements.

         Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy AND HAZARDOUS MATERIALS (OTHER THAN THOSE STORED, USED, GENERATED OR DISPOSED OF BY LESSEE IN/OR ABOUT THE PREMISES). Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee at its sole expense, shall have the carpets steam cleaned, the vinyl floors waxed, the concrete floors mopped, the walls and columns painted, any damaged ceiling title replaced, light lenses and ballasts in good order and repair, the windows cleaned, the drapes/blinds cleaned, and any damaged doors replaced.

         If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay EXCEPT THAT IF SUCH DELAY IS CAUSED BY LESSOR, ITS AGENTS OR EMPLOYEES, THEN LESSEE SHALL NOT BE LIABLE TO LESSOR FOR ANY SUCH COST OF DELAY.
         SEE PARAGRAPH 39 OF ADDENDUM ATTACHED HERETO AND MADE PART HEREOF.

    14. DEFAULT. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of (1) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or (2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4)any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of the award", as used in (1) and (2)of this paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of the award", as referred to in (3) of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

         If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, but allows in accordance with provisions of California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession:

         A. Acts of maintenance or preservation, or effect to relet the property.
         B. The appointment of a receiver on the initiative of the Lessor to protect this interest under this Lease.

         Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commission, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

         If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of:

              First, any indebtedness from Lessee to Lessor other than rent due from Lessee;
              Second, all cost, including for maintenance, incurred by Lessor in reletting;

              Third, rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs including for maintenance, Lessor incurred in reletting that remain after applying the rent received form the Reletting, as provided in this Paragraph.

         Lessor at any time after Lessee commits a default, can cure the default at Lessees cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

         Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.

    15. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option:

         A. Rebuild or restore the Premises to their condition prior to the damage or destruction; or
         B.   Terminate the Lease.

         LESSOR SHALL give to Lessee notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore the Premises, or to terminate this Lease; IF Lessor shall have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. LESSOR AGREES TO PROVIDE LESSEE WITH ITS PROJECTED SCHEDULE OF SUCH REPAIRS WITH ITS TIMELY WRITTEN NOTICE TO LESSEE OF ITS ELECTION TO REBUILD. IF LESSOR ELECTS TO TERMINATE THIS LEASE, THE TERMINATION SHALL BE EFFECTIVE AS OF SUCH DATE OF DESTRUCTION AND ANY MONIES PAID BY LESSEE SUBSEQUENT TO THE DATE OF DESTRUCTION SHALL BE RETURNED TO LESSEE. IF LESSOR'S PROJECTED SCHEDULE ESTABLISHES THAT THE TIME TO REBUILD IS TO BE IN EXCESS OF ONE-HUNDRED EIGHTY (180) DAYS, OR Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction, (such period of time to be extended for delays caused by the fault or neglect of Lessee or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Lessee to the Premises.

         Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and
         Section 1933, Subdivision 4, of the California Civil Code.

         In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33-1/3 percent of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

         LESSOR AND LESSEE SHALL EACH HAVE THE RIGHTS TO TERMINATE THE LEASE IF
         (I) ANY DAMAGE TO THE PREMISES OCCURS DURING THE LAST YEAR OF THE TERM OF THE LEASE AND (II) IT IS ESTIMATED BY LESSOR THAT NECESSARY REPAIRS WILL NOT BE COMPLETED WITHIN SIXTY (60) DAYS FROM THE DATE OF SUCH DAMAGE, UNLESS LESSEE HAS AN OPTION TO EXTEND THE TERM OF THE LEASE AND LESSEE EXERCISES SUCH OPTION WITHIN THIRTY (30) DAYS OF THE DATE OF SUCH DAMAGE.

    16. CONDEMNATION. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Lessor AND LESSEE shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more.
         If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. if a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises. Each party waives the provisions of Code of Civil Procedure, Section 1265.130, allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

    17. FREE FROM LIENS. Lessee shall (1) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2) indemnify, defend and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of California Civil Code,
         Section 3094, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.
         IN NO EVENT SHALL LESSEE BE RESPONSIBLE FOR INDEMNIFYING LESSOR, OR HOLDING LESSOR FREE FROM LIENS FOR WORK CONTRACTED BY LESSOR FOR THE INITIAL BUILD-OUT AS CONTEMPLATED IN EXHIBIT "B" HEREOF.

    18. COMPLIANCE WITH LAWS. Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises. SHOULD ANY MODIFICATIONS TO THE PREMISES BE REQUIRED BECAUSE OF LESSEE'S USE OF THE SAME, LESSEE SHALL BE RESPONSIBLE FOR THE COST OF SUCH MODIFICATIONS. IN NO EVENT SHALL LESSEE BE REQUIRED TO PAY ANY PORTION OF THE COST OF COMPLIANCE WITH LAWS OR CODES STRICTLY RELATING TO BUILDINGS.

    19. SUBORDINATION. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor PROVIDED THE HOLDER OF ANY SUCH MORTGAGE, DEED OF TRUST, OR OTHER INSTRUMENT OF SECURITY, PROVIDES LESSEE WITH A NONDISTURBANCE OF ATTORNMENT AGREEMENT IN A FORM REASONABLY SATISFACTORY TO LESSEE. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases or other documents that may be required by a mortgagee, mortgagor, or trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security PROVIDED THE HOLDER OF ANY SUCH MORTGAGE, DEED OF TRUST, OR OTHER INSTRUMENT OF SECURITY, PROVIDES LESSEE WITH A NON-DISTURBANCE AND ATTORNMENT AGREEMENT IN A FORM
         REASONABLY SATISFACTORY TO LESSEE.   IF LESSEE REQUESTS A NON-
         DISTURBANCE AND ATTORNMENT AGREEMENT ("AGREEMENT") FOR ANY MORTGAGE HOLDER OF THE SUBJECT PROPERTY, LESSOR AGREES TO USE ITS BEST EFFORTS TO HAVE SAID MORTGAGE HOLDER PROVIDE LESSEE WITH SUCH AGREEMENT IN INDUSTRY STANDARD FORM STATING, AMONG OTHER THINGS, THAT SHOULD LESSEE NOT BE IN DEFAULT UNDER THIS LEASE, LESSEE WILL BE ENTITLED TO ITS QUIET ENJOYMENT OF LEASED PREMISES. SEE PARAGRAPH 40 OF ADDENDUM ATTACHED HERETO AND MADE PART HEREOF.


    20. ABANDONMENT. Lessee shall not vacate nor abandon the Premises at any time during the term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as maybe mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.


    21.  ASSIGNMENT AND SUBLETTING.

         A. LESSOR'S CONSENT REQUIRED. Lessee shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Lessee's leasehold estate hereunder or permit the Premises to be occupied by anyone other than Lessee or Lessee's employees', or sublet the Premises or any portion thereof, without Lessor's prior written consent in each instance, which consent may not unreasonably be withheld by Lessor. In exercising its reasonable discretion, Lessor may consider all commercially relevant factors involved in the leasing, subleasing or assignment of the space, including, but not limited to, the following: (i) the credit worthiness and financial stability of the prospective assignee or sublessee;
              (ii) the projected gross sales of such assignee or sublesee;
              (iii) the compatibility of the prospective assignee or sublessee with Lessor, its property manager, and other tenants in the Complex; (iv) the references from prior landlords of such prospective sublessee or assignee; (v) the past history of such sublessee or assignee with respect to involvement in litigation and bankruptcy proceedings; (vi) whether the proposed use of the Premises by the prospective sublessee or assignee falls within the use permitted under Paragraph 6; (vii) whether the proposed use is suitable and in keeping with the ambience and tone of the Complex; and (viii) the impact of said sublessee or assignee and the proposed use of the Premises on pedestrian and vehicular traffic and parking facilities. The presence of one negative factor enumerated above shall be deemed reasonable justification for Lessor's withholding consent. Lessee shall provide Lessor with prior notice of any proposed assignment or sublease as provided in Paragraph 21B. Consent by Lessor to one or more assignments of this lease or to one or more subletting of the Premises shall not operate to exhaust Lessor's rights under this Paragraph. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation hereof shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Lessor of such subleases or subtenancies. If Lessee is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of FORTY-NINE percent (49%) shall be deemed an assignment within the meaning and provisions of this Article, EXCEPT THAT LESSEE MAY TRANSFER ITS STOCK TO AN AFFILIATED CORPORATION WITHOUT THE CONSENT OF LESSOR. LESSEE SHALL PROVIDE LESSOR WITH WRITTEN NOTICE IN SUCH EVENT OF TRANSFER TO SAID AFFILIATED CORPORATION. LESSEE MAY, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, BUT WITH WRITTEN NOTICE, SUBLET THE PREMISES AND/OR ASSIGN THE LEASE TO (I) ANY AFFILIATE OF LESSEE; (II) A SUCCESSOR CORPORATION RELATED TO LESSEE BY MERGER, CONSOLIDATION, REORGANIZATION OR GOVERNMENT ACTION: AND/OR (III) A PURCHASER OF SUBSTANTIALLY ALL OF THE ASSETS OF LESSEE; ANY SUCH TRANSFER BEING REFERRED TO HEREIN AS AN "AFFILIATE TRANSFER" SO LONG AS SUCH AFFILIATE, SUCCESSOR OR PURCHASER AGREES IN WRITING TO GUARANTEE THE PERFORMANCE OF LESSEE UNDER THIS LEASE. In addition to the rent and all monetary sums normally payable to Lessor by Lessee hereunder, Lessee agrees to further pay to Lessor, immediately upon receipt by Lessee, and as additional rent, one hundred percent (100%) of any monetary consideration which Lessee would be entitled to receive under any sublease or assignment permitted herein. LESSEE SHALL BE ENTITLED TO RECOVER ITS DIRECT THIRD-PARTY DOCUMENTED EXPENSES OF LEASE COMMISSIONS, ADVERTISING, TENANT IMPROVEMENTS AND LEGAL FEES (LEGAL FEES NOT TO EXCEED $5,000) PRIOR TO REMITTING TO LESSOR ALL RENT IN EXCESS OF THE RENT AND OTHER SUMS DUE UNDER THIS LEASE.

         B. NOTICE TO LESSOR. If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and
              (iv) such reasonable financial information concerning the proposed sublessee or assignee as Lessor may need to make a prudent and considered decision.

         C. LESSEE NOT RELEASED. No subletting or assignment, even with the written consent of Lessor, shall relieve Lessee of its obligation to pay the rent and perform all of the other obligation to be performed by Lessee hereunder. Lessee shall indemnify and hold Lessor harmless from any and all claims, damages, liability and expenses, including reasonably attorneys' fees and costs arising out of any claims by brokers or others for commission or finder's fees with respect to any subletting or assignment by Lessee. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor from any provision of this Lease or to be a consent to any assignment or subletting. Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting, and Lessor, as assignee and attorney in fact for Lessee or receiver for Lessee appointed on Lessor's application may collect such rent and apply it toward Lessee's obligations under this Lease, except that, until the occurrence of any act of default by Lessee, Lessee shall have the right to collect such rent.

         D. INVOLUNTARY ASSIGNMENT. No interest of Lessee in this Lease shall be assignable by operation of law. Without liability limiting the foregoing, each of the following acts shall be considered an involuntary assignment:
              i.   Transfer of this Lease by testacy or intestacy;
              ii. If Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit or creditors, or institutes a proceeding under the Bankruptcy Act in which Lessee is the bankrupt; or, if Lessee is a partnership or consists of more than one person or entity; if any general partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

         iii. The appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days, or
         iv. The attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where seizure is not discharged within thirty (30) days.

         An involuntary assignment shall constitute a default by Lessee and Lessor shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Lessee.

    E. LESSEE TO REIMBURSE FOR EXPENSES. Lessee agrees to reimburse Lessor upon demand for Lessor's reasonable costs and attorney's fees (without limitation) incurred in conjunction with the processing, investigation and documentation of any requested assignment, subletting, transfer, involuntary assignment, change of ownership or hypothecation of this Lease or Lessee's interest in and to the Premises, regardless of whether any request actually results in a permitted assignment, sublease, or other transfer.

22. PARKING CHARGES. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.

23. INSOLVENCY OR BANKRUPTCY. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with applicable state and federal law in effect at the time such event occurs.

24. LESSOR LOAN OR SALE. Lessee agrees, promptly following request by Lessor, to (a) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee knowledge, any uncured defaults on the part of Lessor hereunder, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchase of the Premises from Lessor, and (b) to deliver to Lessor the current financial statements of Lessee with an option of a certified public accountant, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, all prepared in accordance with general accepted accounting principles consistently applied. Lessee's failure to deliver an estoppel certificate within FIVE (5) BUSINESS days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificate within the FIVE (5) BUSINESS days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party.

25. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him or any or all such subleases or subtenancies.

26. ATTORNEYS' FEES. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses and reasonable attorneys' fees as fixed by the court.

27. NOTICES. All notices to be given to Lessee may be given in writing, personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

    Lessor:  WDT-SHOREWAY
             900 Welch Road, Suite 10
             Post Office Box 10098
             Palo Alto, California 94303-0854

    Lessee:  DOMESTIC AUTOMATION COMPANY
             125 SHOREWAY ROAD.  SUITE 1000
             SAN CARLOS, CALIFORNIA

28. TRANSFER OF SECURITY. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchase of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption IN WRITING by such transferee of Lessor's obligations under this Lease.

29. WAIVER. The waiver by Lessor or Lessee of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

30. HOLDING OVER. Any holding over after the expiration of the term or any extension thereof, with the consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

32. LIMITATION ON LESSOR'S LIABILITY. If Lessor is in default of this Lease, and as a consequence Lessee recovers a money judgement against Lessor, the judgement shall be satisfied only out of the proceeds of sale received on execution of the judgement and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership or officers of the corporation designated as Lessor shall be personally liable for any deficiency.

33. MISCELLANEOUS.

    A. Time is of the essence of this Lease, and of each and all of its provisions.
    B. The term "Building" shall mean the building in which the Premises arc situated.
    C. If the Building is leased to more than one tenant, then each such tenant, its agents, officers, employees and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such tenant) to make reasonable use of any driveways, sidewalks and parking area located on the parcel of land on which the Building is situated, except such parking area as may from time to time be leased for exclusive use by other tenant(s).
    D. Lessee's such reasonable use of parking area shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the Building.*
    E.   The term "assign" shall include the term "transfer".
    F. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.
    G. All parties hereto have equally participated in the preparation of this Lease.
    H. The headings and title to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.
    I. Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.
    J. This instrument contains all of the agreement and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.
    K. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any open remedy by Lessor shall not be to the exclusion of any other remedy.
    L. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.
    M. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.
    N. All exhibits to which reference is made are deemed incorporated into this Lease, whether or not actually attached.
    0. All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

    *    Lessee shall have the use of 76 parking spaces as shown on Exhibit C.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written

LESSOR:                           LESSEE:

WDT-SHOREWAY                      DOMESTIC AUTOMATION COMPANY

By: /S/  [signature]                   By:  /S/ [signature]

    ----------------------------       ---------------------------
               GENERAL PARTNER

WDT SHOREWAY

                               WDT Development Company
                                San Carlos,California

                             [site plan graphic omitted]

                                     EXHIBIT "B"


Lessor shall provide a building shell which shall include all on-and off-site work, the structure, windows, two sliding glass door systems and the main transformer set in place with 208/480 V 3-phase power.

In addition to the building shell, Lessor hereby grants to Lessee an interior improvement allowance for real property improvements to the demised premises to be made by Lessor at Lessor's expense. Said cost of such real property shall include all costs to construct the same as well as all associated architectural, structural, Title XXIV consultant fees, developer's overhead, city and other governmental fees and inspection service fees. Said allowance shall be equal to $561,600 ($25.00 psf x 22,464 sf). Lessor agrees to provide up to an additional $112,320 ($5.00 psf x 22,464 sf) for purposes of real property improvements. In the event the actual cost of such real property improvements is less than or more than $561,600, the rent shall be adjusted by 2.25 cents for every $1.00 over or under $561,600; in no event, however, shall the adjustment exceed 11.25 cents ($5.00 psf x 2.25 cents). For example, if the actual cost is $606,528 ($27.00 psf) the monthly rent shall be increased by $1,011 (4.5 cents x 22,464 sf). Said real property interior improvements shall not include "Herman
Miller" type partitions.


4/7/89

                       ADDENDUM TO THAT CERTAIN LEASE AGREEMENT
                BY AND BETWEEN DOMESTIC AUTOMATION COMPANY ("LESSEE")
                             AND WDT-SHOREWAY ("LESSOR")
                                 DATED APRIL 6, 1989



34. COMMENCEMENT OF LEASE TERM. The term of this Lease shall commence the latter of (i) July 1, 1989, or (ii) substantial completion of the interior improvements as outlined in Exhibit "B". Substantial completion shall mean Lessor's material completion of the improvements so that Lessee may occupy the Premises without material interference from Lessor's contractors. However, should the Lease and final plans be executed after April 29, 1989, or should Lessee, its employees, officers, contractors, agents or suppliers interfere with Lessor or its contractors in constructing the improvements as per Exhibit "B", then this Lease shall commence July 1, 1989.

    In the event Lessor is unable to complete the interior improvements as per Exhibit "B" by September 30, 1989, (acts of God, strikes, war or delays beyond Lessor's control excepted), Lessee shall have the right, by giving Lessor ten (10) days advance written notice, to terminate this Lease and all monies paid pursuant to the Lease by Lessee to Lessor shall be returned to Lessee.

    Within twenty-five (25) days from commencement of the term, Lessee shall deliver to Lessor a written "punch list" defining those items or areas requiring repair. Lessor agrees to diligently prosecute such repair as soon as reasonably possible after receipt of Lessee's written "punch list".


35. RENT IN OPTION TO EXTEND TERM. Base rent shall be calculated as follows for the extended terms: Lessee shall pay to Lessor a sum of ninety-five percent (95%) of the Fair Market Rent Value of the Premises at the time the extended term shall commence using surrounding, comparable space between Menlo Park (south) to San Mateo/Foster City (north) to determine said Fair Market Rental Value. The parties shall have fifteen (15) days to make and agree on said base rental.

    If the parties are unable to agree on the minimum monthly base rent for the extended term within said fifteen (15) day period, then each party, within ten (10) days and by giving notice to the other party, shall appoint a licensed real estate appraiser (MAI) with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the minimum monthly rent for the Market Rental Value formula specific in the above paragraph. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the minimum monthly rent for the extended term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the minimum monthly rent for the extended term. If they are unable to agree within twenty (20) days after the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the minimum monthly rent. The cost of said appraisers shall be borne by Lessor and Lessee as each appointed and divide equally the cost of the third appraiser.

    Within five (5) days after the selection of the third appraiser, a majority of the appraisers shall set the minimum monthly rent for the extended term. If a majority of the appraisers are unable to set the minimum monthly rent within the stipulated period of time, the three (3) appraisers shall be added together and their total divided by three (3); the resulting quotient shall be the minimum monthly rent for the Premises during the extended term. Said minimum monthly rental as set by the appraisers shall be binding upon the parties hereto and in no event shall the rent be less than the rent paid in the last month prior to such extended term. Lessee shall have no other right to extend the term beyond the two (2) extended terms herein granted.

36. HAZARDOUS MATERIALS/USE OF PREMISES:

    A. Lessee shall have no obligation to clean up, or to comply with any law regarding, or to reimburse, indemnify, defend, release or hold Lessor harmless with respect to, any hazardous materials or wastes discovered on the Premises which were not introduced into the Premises, or stored, disposed of or transported in or on the Premises, by Lessee its employees, agents or contractors.

    B. Lessor hereby agrees to indemnify and hold Lessee harmless of and from any and all liability, claims, damages, losses or causes of action whatsoever by reason of any hazardous materials in, on or about the Premises prior to the Commencement Date.

    C. If the Premises should become not reasonably suitable for Lessee's use for the purposes specified in Paragraph 6 of the Lease as a consequence of cessation of utilities (except for the actions or inactions of Lessee) and such cessation of utilities persist for three
         (3) business days after Lessor's receipt of written notice from Lessee), or the presence of hazardous or toxic materials or wastes in or about the Premises, the Building or the Project, so long as such hazardous materials were not introduced into the Premises, the Building or the Project by Tenant, its employees, agents, contractors or invitees (collectively, an "Interfering Event"), then Lessee shall be entitled to an abatement of rent to the extent that the Interfering Event interferes with or limits such use of the Premises by Tenant.
         If the Interfering Event cannot be corrected, or if the damage resulting therefrom cannot be repaired, so that the Premises will be reasonably suitable for Tenant's intended use within One Hundred Twenty (120) days following the occurrence or commencement of such Interfering Event, then Lessee shall have the right to terminate the Lease, by giving written notice to Landlord of its exercise of such right at any time after the expiration of said one hundred twenty
         (120) day period from such occurrence of such Interfering Event.

37.      EXPENSES.

         A. In no event shall common area expenses include: (i) ground lease payments, (ii) mortgage payments, (iii) costs of capital improvements except as provided in the Lease, or (iv) depreciation of building service equipment.

         B. Notwithstanding anything to the contrary contained in the Lease, in no event shall Lessee have any obligation to pay directly, or to reimburse Lessor for, all or any portion of any of the following claims, loesses, fees, charges, costs and expenses (collectively, "Costs"):

              i. Costs occasioned by the act or omission, or any violation of any applicable law, by Lessor or any other occupant of the Building, or their respective agents, employees or contractors;
              ii. Cost occasioned by fire, windstorm or other casualty, or by the exercise of the power of eminent domain;
              iii. Costs of correcting any construction defect in the Premises, the Building, or because of any failure on the part of Lessor or any other third party to comply with any or underwriter's requirement, or with any applicable rule, regulation, statute, ordinance, law or code affecting the
                   Premises, the Building as of the Commencement Date;
              iv.  Costs incurred to investigate the presence or suspected or alleged presence of any hazardous or toxic materials or
                   wastes, or to respond to any claim of any contamination or damage occurring because of any hazardous or toxic materials or wastes, costs to remove any such materials or wastes from the Building, and any judgments or other Costs incurred by Lessor in connection with any exposure to or release of any such materials or wastes, except to the extend cause by Lessee's use, storage, generation or disposal of any such material or waste.

38. REPAIRS AND MAINTENANCE. Lessee shall not be responsible for the performance or any cost of repair and maintenance: (i) necessitated by the acts or omissions of Lessor or its agents, employees or contractors; (ii) necessitated by the acts of other Lessees in the Building or the Project or their respective agents, employees or contractors; (iii) necessitated by the occurrence of any act of God or any insurable casualty or the exercise of the power of eminent domain; (iv) because of construction defects in the Premises, the Tenant Improvements, or the Building; (v) required as a consequence of any defect, whether latent or not, in the construction of the Premises, or the Building; (vi) arising form a failure to materially construct the Premises, the Tenant Improvements, or the Building in accordance with all law and any plans approved by Lessee; (vii) for which Lessor has a right of reimbursement from others; or (viii) which would constitute a capital expense, improvement or replacement under generally accepted accounting principles and all of the preceding shall be performed by Lessor, at its sole cost and expense, except as otherwise permitted or provided in the Lease.

39. EARLY ENTRY/ACCEPTANCE OF PREMISES.

    A. Lessee and it agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing Lessee's trade fixtures and equipment, telephone equipment, security systems and cabling for computers. Lessee shall also have access to the Premises for the purpose of moving in (but not operating) equipment that has been delivered for Lessee's use in the Premises, which equipment may be moved into a stored in an area within the Premise, designated by Lessor, in such a manner so as not to interfere with Lessor's construction of the Tenant Improvements. In addition, Lessee or its agents may enter the Premises at any reasonable time prior to the Commencement Date for the purpose of inspecting the course of construction of the Tenant Improvements. Any entry or installation work or equipment, by Lessee and its agents in the Premises pursuant to this paragraph shall (i) be undertaken at Lessee's sole risk, (ii) not interfere with or delay Lessor's work in the Premises, and (iii) not be deemed occupancy or possession of the Premises for purposes of the Lease.

    B.   Acceptance of Premises:

         i. Notwithstanding anything herein or in the Lease to the contrary, Lessee's acceptance of the Premises (whether in writing or otherwise) shall not be deemed a waiver of Lessee's right to have all defects in materials, labor, design, construction and equipment repaired at Lessor's sole cost and expense.

         ii. Lessee shall promptly notify Lessor in writing of any defect in construction or in the operation of any equipment (but not Lessee's trade fixtures or equipment installed in the Premises by Lessee at it sole expense) upon becoming aware of such defect, and Lessor shall promptly thereafter commence the cure of such defect and prosecute such cure to completion with due diligence at Lessor's sole cost and expense.

         iii. Effective upon completion of the Premises and all work to be performed by Landlord therein, Landlord does hereby warrant that the construction of the Premises any Tenant Improvements was performed in material accordance with the plans therefor in a good and workmanlike manner, and that all materials and equipment furnished materially conform to said plans and are new and otherwise of good quality.

40. SUBORDINATION. So long as Lessee is not in default under the Lease, Lessee shall have the right of quiet enjoyment of the Premises, subject to the terms of the Lease, without interruption or hindrance by Landlord or any other person claiming through or by Lessor. Upon written request from Lessee, Lessor shall use its best efforts to obtain a written agreement from each holder of senior lien or senior security instrument (whether now or hereafter existing) affecting the Premises, recognizing Lessee's rights under the Lease and agreeing not to disturb Lessee's possession of the Premises under the Lease so long as Lessee is not in default hereunder.

41. RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE.

    A. Lessor hereby grants to Lessee a right of first refusal (the "Right of First Refusal") to lease any space which becomes available in either of the buildings located at 75 and 125 Shoreway Road, San Carlos, California (the "Adjacent Space"). If Lessor proposes to lease, or grant a right of possession in, the Adjacent Space, or any portion thereof, to a third party, Lessor may do so only after first offering to lease the Adjacent space, or such portion thereof as Lessor proposes to lease to the third party, (the "Offered Adjacent Space") to Lessee o the terms and conditions set forth in this paragraph.

    B. TERM OF FIRST RIGHT OF REFUSAL. The term of this Right of First Refusal shall commence upon execution of the Lease and shall continue until the expiration or earlier termination of the lease considering any renewal periods.

    C. NOTICE OF INTENT TO LEASE. Landlord shall give written notice of its intent to lease, or grant a right of possession in, the Offered Adjacent Space to Lessee ("Lessor's Notice"). Lessor's Notice shall be delivered to Lessee in the manner specified in paragraph 27 of the Lease. Lessor's Notice shall set forth the identity of the prospective lessee, the form of lease Lessor intends to use (in the event it is different than the form used herein), and the following basic business terms upon which Landlord is willing to lease the Offered Adjacent Space to the prospective Lessee (collectively the "Basic Business Terms"): (i) the description of the offered Adjacent Space; (ii) the lease term; (iii) the interior improvements Landlord is willing to construct or that it will require to be constructed;
         (iv) the method of payment for such improvements; (v) the base rent for the initial term of the lease and the formula, if any, to be used to determine such rent (including, if applicable, Lessee's share of taxes, assessments, operating expenses, insurance costs, and the like); (vi) any option(s) to extend the lease term and the rent to be charged during such extension period; (vii) any option(s) to lease other space in the project and the rent and other terms of the lease to be consummated upon exercise of such option.

    D. EXERCISE OF FIRST RIGHT OF REFUSAL. Lessee may elect to exercise its First right of Refusal by giving Lessor written notice of such election on/or before the third (3rd) business day following actual receipt of Lessor's Notice. Lessee's failure to give written notice of an election to exercise tits Right of First Refusal within the three (3) business day period shall be deemed a waiver of its Right of First Refusal with respect to the particular lease transaction and the proposed Lessee described in Lessor's Notice. Lessee's waiver of its Right of First Refusal with respect to any particular proposed lease transaction, shall not be deemed a waiver of Lessee's right of First Refusal with respect to any other proposed lease transaction concerning the Adjacent Space or any other proposed lease transaction concerning the Offered Adjacent Space.

    E. TERMS OF LEASE. Upon Lessee's exercise of the Right of First Refusal, Lessor shall lease to Lessee and Lessee shall lease from Lessor the Offered Adjacent Space on the Basic Business Terms stated in Lessor's Notice. The parties also shall execute a written lease in the same form as the Lease, modified to incorporate the Basic Business Terms set forth in Lessor's Notice and to eliminate any terms of the Leases that are inconsistent with the Basic Business Terms.

    F. LESSOR'S RIGHT TO LEASE. If Lessee does not indicate in writing its election to lease the Offered Adjacent Space in accordance with subparagraph D within the allowed time period, Lessor thereafter shall have the right to lease the Offered Adjacent Space to the prospective Lessee identified in Lessor's Notice; provided (i) the lease is materially ("materially" shall man that the rent is at least ninety-five percent (95%) of the rent or tenant improvements allowance so stated in the written notice to Lessor) consummated on the same Basic Business Terms set forth in Lessor's Notice and on such other terms as are contained in the form of lease included with Lessor's Notice consummated on/or before the ninety (90) days following delivery of Lessor's Notice. After expiration of the ninety (90) day period, any lease transaction shall be deemed a new determination by Lessor to lease the Offered Adjacent Space and no interest in the Offered Adjacent Space may be consummated, unless Lessee is first offered the right to lease such space in accordance with the provisions of this Right of First Refusal.

42. BROKERAGE COMMISSION. Lessor expressly acknowledges and agrees that it shall be solely liable for the payment of any and all brokers' commissions and/or finder's fees payable in connection with the execution of the Lease (including but not limited to any commission or fee due as set forth in any addendum attached to the Lease with regard thereto), and Lessee shall have no liability or obligation therefor. Lessee hereby represents and warrants that it has not dealt with any other brokerage firm other than Cornish & Carey Commercial.

43. SIGNAGE. Lessee shall be entitled to place signage on the existing monument sign as well as on-building provided that Lessor shall grant its approval, which approval shall not be unreasonably withheld and further, provided that the Lessee has received all permits and approvals from all governmental agencies. Lessee shall, upon the termination or earlier expiration of this Lease, remove all such signage and restore the affected area.


44. Lessor shall deliver the demised premises to Lessee with an interior ambient noise level in lessee's lobby of that approximately equal to the noise level in the lobby of Fox & Carskadon (75 Shoreway, Suite 1000).

    Accepted and Agreed:               Accepted and Agreed:

    LESSEE                             LESSOR.

    By: /S/ [signature unreadable]     By: /S/ [signature unreadable]
        ---------------------------        ---------------------------
     Authorized Officer                General Partner
     DOMESTIC AUTOMATION               WDT-SHOREWAY

    Date: 5/4/89                       Date: 4/28/1989
          -------                            --------

                                     ADDENDUM II


TO THAT CERTAIN LEASE DATED APRIL 6, 1989 BY AND BETWEEN WDT-SHOREWAY, LESSOR, AND DOMESTIC AUTOMATION COMPANY, LESSEE.

To that certain Lease, the following wording is added:

45. It is Lessee's desire to occupy plus or minus 22,272 additional square feet of space located at the rear of 75 Shoreway Road, San Carlos, California and plus or minus 6,150 additional square feet of space directly contiguous to Lessee's current space at 125 Shoreway Road, San Carlos, California
    (see Exhibit C).

46. USE OF PREMISES.
    The premises shall be used exclusively for the purpose of general office/research and development, warehousing normal and customary to the electronic industry.

47. TERM.
    This lease term shall be for forty-five (45) months, commencing October 1, 1990, and ending June 30, 1994.

48. OPTION TO EXTEND TERM.
    A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for two (2) five (5) year periods with the monthly rent for the option period at 95% of fair market rent for the premises at the commencement of the option period in question, provided that:
      (a) Lessee has given to Lessor written notice of exercise of that option ("option notice") at least six (6) months before expiration of the initial term or extended term(s) as the case may be.
      (b) Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.
         In the event Lessor and Lessee cannot agree on the fair market rental rate for the premises within thirty (30) days after Lessee delivers to Lessor its written notice of exercise of the option, the fair market rental rate for the Premises during the option period in question shall be determined by the appraisal procedures set for the in subparagraph B below.

    B. Within thirty (30) days after the expiration of said thirty (30) day period, Lessor and Lessee shall jointly appoint a disinterested, qualified real estate appraiser for the purpose of determining the fair market rental rate for the premises at the commencement of the option period, or failing this joint action, shall each separately designate a disinterested qualified real estate appraiser and, within fifteen (15) days after their appointment, the two (2) designated appraisers shall jointly designate a third similarly disinterested qualified real estate appraiser. Failure of either Lessor or Lessee to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party. If, within fifteen (15) days after their appointment, the two (2) designated appraisers shall not be able to agree on a third appraiser, the third appraiser shall be appointed by the American Institute of Real Estate Appraisers. Each of the appraisers appointed shall be either a MAI appraiser affiliated with the American Institute of Real Estate, or an ASA appraiser affiliated with the American Society of Real Estate Appraisers or an SREA appraiser affiliated with the Society of Real Estate Appraisers, and shall have at least five (5) years experience in real estate appraising and shall be familiar with real estate values and appraisal procedures in the County of San Mateo, California. On the first working day after the commencement of the fifth (5th) calendar month prior to the then expiration date of the term of this Lease, the three (3) appraisers shall get together with the Lessor's attorney, unless a different time or place is mutually agreed upon by the parties. At such meeting, the three (3) appraisers shall deliver to Lessor and Lessee sealed envelopes, their appraisals of the fair market rental rate for the premises at the commencement of the option period in question. The appraisal farthest from the median of the three appraisals shall be disregarded and the mathematical average of the remaining two appraisals shall be deemed to be the fair market rental rate for the premises and shall be binding and conclusive. Lessor and Lessee shall each pay the cost and expenses of the appraiser appointed by it, and shall share equally the expenses and costs of the third appraiser. After the determination of the fair market rental rate pursuant to the foregoing appraisal procedures, but prior to four (4) months prior to the termination date, of this Lease, Tenant may withdraw its election to extend the term of this Lease.

49. RENT
    Lessee shall pay Lessor rent for the premises the first day of each month without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor as follows:

    75 SHOREWAY ROAD
                                                     Monthly
                                                     -------
    Term               Size   Rent/Square Foot       Rent Due
    ----               ----   ----------------       --------

    0-6 months        5,525    $1.10 NNN/Month     $ 6,078.00
    7-9 months       11,050    $1.10 NNN/Month     $12,155.00
    10-12 months     19,000    $1.10 NNN/Month     $20,900.00
    13-45 months     22,272    $1.10 NNN/Month     $24,499.00

    125 SHOREWAY ROAD
                                                     Monthly
                                                     -------
    Term               Size   Rent/Square Foot       Rent Due
    ----               ----   ----------------       --------

    0-45              6,150    $.60 NNN/Month      $3,690.00

50. TENANT IMPROVEMENTS
    75 Shoreway Road: Any tenant improvements up to $10.00/square foot ($222,720.00) shall be provided by Lessor and be amortized at 12% over the remaining term of the lease to be paid by Lessee monthly.

    125 Shoreway Road: (6,150 square feet) If desire during the lease term, any tenant improvements up to $25.00 per square foot ($153,750.00) shall be provided by Lessor and be amortized at 12% interest over the remaining term of the lease to be paid by Lessee monthly.

51. OPERATING EXPENSES
    Operating expenses shall remain the same as the base lease.


52. PARKING
    The parking ratio shall be 4/1000.

53. RIGHT OF SECOND REFUSAL
    Lessee shall have a right of second refusal on any adjacent space and shall have a right of second refusal to purchase the property.

54. NOTIFICATION BY LESSOR
    Lessor shall use best effort to notify Lessee of any space coming available within the project prior to marketing such space.

55. BROKERAGE FEES
    Lessor shall be solely responsible for leasing commission due Blickman Turkus and Cornish & Carey per a separate agreement.

All other terms and conditions of the base lease remain in full force and effect.






AGREED AND ACCEPTED:
LESSOR                            LESSEE
WDT - SHOREWAY                    DOMESTIC AUTOMATION COMPANY
/S/ Howard J. White. III          /S/ Thomas A. Rota
------------------------------    ----------------------
Howard J. White, III              Authorized Officer

Date: 9/20/90                     Date: 13 September 1990
    --------------------------         ------------------

EXHIBIT C                                         HIGHWAY 101


                          WDT SHOREWAY 75-125 SHOREWAY ROAD
                            SAN CARLOS, CALIFORNIA ALB 8/27/90


                             [site plan graphic omitted]

                                     ADDENDUM III


TO THAT CERTAIN LEASE DATED APRIL 6, 1989, BY AND BETWEEN WDT - SHOREWAY, LESSOR, AND DOMESTIC AUTOMATION COMPANY, LESSEE.

To that certain Lease the following wording is added:

56. TENANT IMPROVEMENTS

    Referral is made to Paragraph 50 (Tenant Improvements) of Addendum II. Lessor, at the request and approval of Lessee, has installed a display room at 125 Shoreway Road. The total cost for installation of said room is $29,309,00.

    Balance of tenant improvements at 125 Shoreway Road remaining under terms of the lease is: $124,441.00.

    An additional $29,309.00 in tenant improvements has been provided by Lessor, which will result in an additional monthly rent assessment of $858.00 over the term of the lease. Lessee shall include the additional assessment in the payment of his base rent which is due on the first day of each month commencing January 1, 1991. All late fees outlined in Paragraph Three (3) of the base Lease shall be applicable to the tenant improvement reimbursement payment also.








AGREED AND ACCEPTED:

LESSOR                            LESSEE
WDT - SHOREWAY                    DOMESTIC AUTOMATION COMPANY


/S/ Howard J. White, III          /S/ Thomas A. Rota
------------------------          ------------------
Howard J. White, III              Thomas A. Rota
General Partner                   Vice President, Finance


Date: 1/15/91                     Date: 1/15/91
    -------------------                --------------

                                 ADDENDUM IV-REVISED
                              (SUPERSEDES ADDENDUM III)



TO THAT CERTAIN LEASE DATED APRIL 6, 1989, BY AND BETWEEN WDT - SHOREWAY, LESSOR, AND DOMESTIC AUTOMATION COMPANY, LESSEE.

To that certain Lease the following wording is added:

56. TENANT IMPROVEMENTS

    Referral is made to Paragraph 50 (TENANT IMPROVEMENTS) of Addendum II. Lessor, at the request and approval of Lessee, has installed improvements (including, but not limited to display room at 125 Shoreway and communications trench with conduit and other special improvements at 75 Shoreway Road). The total cost to date for installation of said improvements is $105,143.00.

    This additional $105,143.00 in tenant improvements has been provided by Lessor, and will result in an additional monthly rent assessment of $3,202.19 over the term of the lease. Lessee shall include the additional assessment in the payment of his base rent which is due on the first day of each month commencing March 1, 1991. All late fees outlined in Paragraph Three (3) of the base Lease shall be applicable to the tenant improvement reimbursement payment also.

All other terms and conditions of the base lease remain in full force and effect.




AGREED AND ACCEPTED:

LESSOR                            LESSEE
WDT - SHOREWAY                    DOMESTIC AUTOMATION COMPANY

/S/ Howard J. White, III          /S/ Thomas A. Rota
-------------------------         ------------------------
Howard J. White, III              Thomas A. Rota
General Partner                   Vice President, Finance


Date: 3/19/91                     Date: 3/11/91
    -------------------                -------------------

                                ADDENDUM V - (REVISED)
                               (SUPERSEDES ADDENDUM IV)


TO THAT CERTAIN LEASE DATED APRIL 6,1989, BY AND BETWEEN WDT -
SHOREWAY, LESSOR, AND DOMESTIC AUTOMATION COMPANY, LESSEE.

To that certain Lease the following wording is added:

57. TENANT IMPROVEMENTS

    Referral is made to Paragraph 50 (TENANT IMPROVEMENTS) of Addendum II. Lessor, at the request and approval of Lessee, has installed improvements (including, but not limited to display room at 125 Shoreway Road and communications trench with conduit and other special improvements at 75 Shoreway Road). The total cost to date for installation of said improvements is $117,016.00.

    This new total of $117,016.00 in tenant improvements has been provided by Lessor, and will result in an additional monthly rent assessment of $3,587.69 over the term of the lease. Lessee shall include the additional assessment in the payment of his base rent which is due on the first day of each month commencing June 1, 1991. All late fees outlined in Paragraph Three (3) of the base Lease shall be applicable to the tenant improvement reimbursement payment also.

All other terms and conditions of the base Lease remain in full force and effect.







AGREED AND ACCEPTED:

LESSOR                            LESSEE
WDT-SHOREWAY                      DOMESTIC AUTOMATION COMPANY

/S/ Howard J. White                    /S/ Thomas A Rota
-------------------                    -----------------
Howard J. White, III                   Thomas A. Rota
General Partner                        Vice President, Finance

Date: 5/31/91                          Date: 5/21/91
     -------------                          -------------

                                     ADDENDUM VI



TO THAT CERTAIN LEASE DATED APRIL 6, 1989, BY AND BETWEEN WDT -
SHOREWAY, LESSOR AND DOMESTIC AUTOMATION COMPANY, LESSEE.

To that certain Lease the following wording is added:

58. TERMINATION OF LEASE FOR PARTIAL SPACE

    Lessor and Lessee hereby agree to terminate that portion of the lease of plus or minus 6,150 square feet of warehouse space as shown on attached Exhibit D, at 125 Shoreway Road, San Carlos, California.

59. RENT FOR REMAINING SPACE (Superseded by Addendum VII)

All other terms and conditions of the base Lease remain in full force and effect.



AGREED AND ACCEPTED:

LESSOR                                 LESSEE
WDT - SHOREWAY                              DOMESTIC AUTOMATION COMPANY


/S/ Howard J. White, III               /S/ Paul M. Cook
------------------------               --------------------------
Howard J. White, III                   Authorized Officer
General Partner

Date: 10/14/92                              Date: 9 Oct 92
     ------------------                          ----------------

                                      EXHIBIT D
                                     WDT SHOREWAY

                                 75-125 SHOREWAY ROAD
                               SAN CARLOS, CA  8/27/90

                             [site plan graphic omitted]

                                     ADDENDUM VII


To that certain Lease dated April 6, 1989, by and between WDT-Shoreway, Lessor, and Domestic Automation Company, Lessee.

Both Lessor and Lessee hereby agree to amend that certain Lease as follows:

    60.  RENT FOR REMAINING SPACE

    Rent for plus or minus 5,007 square feet of warehouse space now occupied by Domestic Automation in that certain building commonly known as 125 Shoreway shall be adjusted for the remainder of the Lease term as follows: commencing October 1, 1992, rent shall be reduced from $1.20/sf/mo/NNN to $.80/sf/mo/NNN.

    The total monthly rent payment made by Domestic Automation commencing October 1, 1992 shall be as follows:

    125 SHOREWAY

    Office Space @ $1.20/sf/mo/NNN    +17,457 sq ft   $ 20,948.00
    Warehouse Space @ $.80/sf/mo/NNN  + 5,007 sq ft      4,005.00
    Additional Rent Assessed-TI's                        1,585.00
    Additional Rent Assessed-TI's                          858.00

    Total Rent, 125 Shoreway                          $ 27,396.00

    75 SHOREWAY

    Office Space @ $ 1.10/sf/mo/NNN   +22,272 sf ft   $24,499.00
    Additional Rent Assessed-TI's                       2,729.69

    Total Rent, 75 Shoreway                           $27,228.69

    TOTAL MONTHLY RENT PAYMENT:                       $54,624.69


    All other terms and conditions of the Lease shall remain in full force and effect.

AGREED AND ACCEPTED:

Lessor:                                Lessee:
WDT-SHOREWAY                           DOMESTIC AUTOMATION COMPANY


/S/ Howard J. White, III                    /S/ Paul M. Cook
------------------------               ----------------------------
Howard J. White, III                   Paul M. Cook
General Partner                        Chairman & CEO

    Date: 10/5/92                      Date: 1 OCT 92
         --------------                     -----------------------

                          FIRST AMENDMENT TO LEASE AGREEMENT

    This First Amendment to Lease Agreement ("Amendment") is effective as of July 1, 1994 (the "Effective Date") by and between WDT-Shoreway, as Lessor, and CellNet Data Systems, Inc. (formerly Domestic Automation Company) as Lessee who agree as follows:

    1. RECITALS: This Agreement is entered into with respect to the following facts and objectives:

         A. Lessor and Lessee entered into that certain written lease agreement dated April 6, 1989 for the property commonly known as 125 Shoreway Road, Suite 1000, San Carlos, California, as amended by that certain Addendum To That Certain Lease Agreement By And Between Domestic Automation Company and WDT -Shoreway Dated April 6, 1989, as amended by that certain Addendum 11, executed on September 20, 1994 and September 13, 1994, as amended by that certain Addendum 11, executed on January 1, 1991 and January 15 1991 , as amended by that certain Addendum IV - Revised, executed on March 19,1991 and March 11 , 1991 and May 21, 1991, as amended by that certain Addendum VI, executed on October 14, 1992 and October 9, 1992 and as further amended by that certain Addendum VII, executed on October 5, 1992 and October 1, 1992 (collectively, the "Lease").

         B. Lessee has changed its name from Domestic Automation Company to CellNet Data Systems, Inc. Lessor and Lessee now desire to change the name of Lessee to CellNet Data Systems, Inc., a California corporation, to reflect said change.

         C. Lessor now further desires to lease to Lessee and Lessee now desires to lease from Lessor that certain approximately six thousand one hundred fifty (6,150) square feet of warehouse space located at 125 Shoreway Road, San Carlos (the "Additional Space"), California which space Lessee formerly leased from Lessor pursuant to the Lease and as to which space Lessee and Lessor terminated the Lease pursuant to Addendum VI.

         D. Lessor and Lessee now further desire to extend the term of the Lease for a term of four (4) years, commencing on July 1, 1994, and expiring on June 30, 1998.

         E. Lessor now further desires to provide to Lessee an allowance of Two Hundred Thousand Dollars ($200,000) to construct mutually acceptable improvements in the Premises on the terms and conditions set forth below.

         F. Lessor further desires to grant to Lessee an option to lease that certain approximately fifteen thousand two hundred ninety six (15,296) square feet of space presently leased and occupied by Fox & Carskadon located at 75 Shoreway, San Carlos, California and as designated as option Area - D on EXHIBIT C attached hereto ("Option Area - D") on the terms and conditions set forth below.

    2. NAME CHANGE: The name of Lessee is changed from Domestic Automation Company to CellNet Data Systems, Inc., a California corporation.

    3. ADDITIONAL SPACE: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Additional Space. Accordingly, the Premises shall mean the following:

         22,272 sq. ft of office space at 75 Shoreway Road 17,457 sq, ft. of office space at 125 Shoreway Road 5,007 sq. ft. of warehouse space at 125 Shoreway Road 6,150 sq. ft. of warehouse space at 125 Shoreway Road

    4.  LEASE EXTENSION: The Lease term is hereby extended to June 30, 1998.

    5. RENT: Rent, as described in Paragraph 3 of the Lease shall be as follows:

         A. Commencing on July 1, 1994 and continuing thereafter through June 30, 1997, monthly rent shall equal one and 10/100 dollars ($1.10) per square foot of office space (I.E., Forty Three Thousand Seven Hundred Two

Dollars ($43,702) per month) and sixty cents ($0.60) per square foot of warehouse space (I.E., Six Thousand Six Hundred Ninety Four Dollars ($6,694) per month).

         B.  Commencing on July 1, 1997 and continuing thereafter until June
30, 1998, monthly rent shall equal One and 15/100 dollars ($1.15) per square foot of office space (I.E., Forty Five Thousand Six Hundred Eighty Eight Dollars ($45,688) per month) and sixty five cents ($0.65) per square foot of warehouse space (I.E. Seven Thousand Two Hundred Fifty Two Dollars ($7,252) per month).

    6. TENANT IMPROVEMENT ALLOWANCE: Lessor shall provide to Lessee an allowance of Two Hundred Thousand Dollars ($200,000) (the "Allowance") to construct, on or before twenty-four (24) months following the Effective Date and/or during the first twenty-four (24) months of any extensions of the Lease, improvements in the Premises (including the Additional Space and any other space which Lessee in the future may lease from Lessor). Any improvements constructed using all of any portion of the Allowance shall be approved by Lessor, which approval shall not be unreasonably withheld or delayed. If Lessee uses all or any portion of the Allowance in constructing said improvements, Lessee shall reimburse Lessor for the same in the form of monthly installments of additional rent. The portion of the Allowance so used shall be amortized over the term of the Lease, including any extensions thereof, and shall bear interest at the rate of two percent per annum (2%) over the Bank of America Reference Rate, which rate shall be adjusted quarterly. If Lessee terminates the Lease prior June 30, 1998, the unamortized balance of said funds shall be immediately due and payable.

    7. OPTION TO LEASE: Lessor hereby grants to Lessee an option to lease (the "Option") Option Area - D on the following terms and conditions.

         A. Lessee may exercise the Option only by giving Landlord written notice ("Lessee's Notice") of its intention to do so on or before July 1, 1996, but no earlier that July 1, 1995.

         B. Immediately upon receipt of Lessee's Notice, Lessor shall, at Lessor's sole cost and expense, use reasonable good faith efforts to negotiate and execute a written lease termination agreement with Fox & Carskadon for Option Area - D, which agreement shall provide for the termination of such lease and surrender of possession by the tenant thereunder so that Option Area - D would be available no later that twelve (12) months after Lessors receipt of Lessee's Notice (the "Delivery Period"). Notwithstanding the foregoing, unless Lessee agrees otherwise, the lease for Option Area shall not commence sooner than the later of (i) six (6) months following the date that Lessor receives Lessee's Notice or (ii) three (3) months following the date that Fox & Carskadon vacates Option Area -D (the "Option Commencement Period").

              (i) If Lessor executes said lease termination agreement enabling Lessor to deliver possession to Lessee during the Delivery Period, then Lessor shall lease to Lessee and Lessee shall lease from Lessor Option Area - D by executing an amendment to the Lease which amendment shall provide for the following terms and conditions;

                   (a) The definition of the Premises shall be amended to provide that the Premises includes Option Area - D.


                   (b) The term of the Lease shall be extened for a term of five (5) years, commencing on the date that Option Area - D is delivered to Lessee in the condition required pursuant to Subparagraph 7 (B) (i) (c) of this Amendment (the "Option Area - D Commencement Date").

                   (c) Rent for the Premises (including Option Area - D) shall be as follows, as applicable:

                        (1)  Commencing on the Option Area - D Commencement
Date and continuing thereafter through and including June 30, 1997, monthly rent shall equal One and 10/100 Dollars ($1.10) per square foot of office space and Sixty Cents ($0.60) per square foot of warehouse space.

                        (2) Commencing on July 1, 1997 and continuing thereafter through and including June 30, 1998, monthly rent shall equal One and 15/100 Dollars ($1.15) per square foot of office space and Sixty-Five Cents ($.65) per square foot of warehouse space.

                        (3) Commencing on July 1, 1998 and continuing thereafter through and including June 30, 1999, monthly rent shall equal One and 18/100 ($1.18) per square foot of office space and Sixty Five Cents ($0.65) per square foot of warehouse space.

                        (4) Commencing on July 1, 1999 and continuing thereafter through and including June 20, 2000, monthly rent shall equal One and 23/100 Dollars ($1.23) per square foot of office space and Sixty Eight Cents ($0.68) per square foot of warehouse space.

                        (5) Commencing on July 1, 2000 and continuing thereafter through and including June 30, 2001, monthly rent shall equal One and 28/100 ($1.28) per square foot of office space and Seventy Cents ($0.70) per square foot of warehouse space.

                        (6) Commencing on July 1, 2001 and continuing thereafter through and including June 30, 2002, monthly rent shall equal One and 33/100 ($1.33) per square foot of office space and Seventy Three Cents ($0,73) per square foot of warehouse space.

              (ii) Notwithstanding the foregoing, if Lessor fails to execute such lease termination agreement on June 30, 1997 after Lessor's receipt of Lessee's Notice than Lessee shall have the option to terminate the Lease effective as of June 30, 1997 by notifying Lessor of its intention to do so provided that Lessee pays to Lessor on June 30, 1997, Two Hundred Eleven Thousand Seventy Hundred Sixty Dollars ($211,760) (equivalent to four (4) months' rent) plus an additional amount equal to Lessor's reasonable estimation of additional rent which would be payable by Lessee during said four (4) month period pursuant to Paragraph 8B, 9C and 10 of the Lease.

    8. NO FURTHER AMENDMENT: Except as amended herein, all other terms and conditions of the Lease shall remain unchanged.

    IN WITNESS WHEREOF, the parties have executed this First
Amendment to Lease Agreement as of the day and year first above written.


LESSOR:

WDT-SHOREWAY


By: /S/ [signature unreadable]
    ---------------------------
Its: GP
    ---------------------------

LESSEE:

CELLNET DATA SYSTEMS, INC.

By: /S/ Paul M. Cook
    ---------------------------
Its: CEO
    ---------------------------

                                                                     EXHIBIT C
                                     WDT SHOREWAY
                                SHOREWAY BUSINESS PARK

                             [site plan graphic omitted]

4.  RENT:  Rent, as described in Paragraph 3 of the Lease shall be as follows:

PERIOD                            MONTHLY RENT/NNN (see attached
                                                      breakdown on Exhibit D)





                         SECOND AMENDMENT TO LEASE AGREEMENT

    This Second Amendment to Lease Agreement ( Amendment') is effective as of April 1, 1995 (the Effective Date') by and between WDT-Shoreway, as Lessor, and CellNetdata Systems, Inc. (formerly Domestic Automation Company) as Lessee who agree as follows:

1. Recitals:. This Agreement is entered into with respect to the following facts and objectives:

    A. Lessor and Lessee entered into that certain written lease agreement dated April 6, 1989 for the property commonly known as 125 Shoreway Road, Suite 1000, San Carlos, California, as amended by that certain Addendum To That Certain Lease Agreement By and Between Domestic Automation Company and WDT-Shoreway Dated April 6, 1989, as amended by that certain Addendum II, executed on September 20, 1994 and September 13, 1994, as amended by that certain Addendum III, executed on January 1, 1991 and January 15, 1991 as amended by that certain Addendum IV - Revised, executed on March 19, 1991 and March 7, 1991, as amended by that certain Addendum V, executed on May 31, 1991 and May 21, 1991, as amended by that certain Addendum VI, executed on October 14, 1992 and October 9, 1992, as amended by that certain Addendum VII, executed on October 5, 1992 and October 1, 1992, and as amended by that certain First Amendment to Lease Agreement, executed on July 1, 1994 (collectively, the
 Lease').

    B. Lessee desires to exercise its Option to Lease from Lessor that certain approximately fifteen thousand two hundred ninety-six (15,296) square feet of office space located at 75 Shoreway Road, San Carlos, California as designated as Option Area D on EXHIBIT C attached hereto (the Additional Space') on the terms and conditions set forth below.

2. ADDITIONAL Space: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Additional Space. Accordingly, the Premises shall mean the following:

    15,296 sq. ft. of office space at 75A Shoreway Road
    22,272 sq. ft. of office space at 75B Shoreway Road
    17,457 sq. ft. of office space at 125 Shoreway Road
     5,007 sq. ft. of warehouse space at 125 Shoreway Road
     6,150 sq. ft. of warehouse space at 125 Shoreway Road
    66,182 SQUARE FEET

3.  LEASE EXTENSION:    The Lease term is hereby extended to December 31, 2000.

of the Lease relating to the initial Security Deposit shall likewise apply to the additional Security Deposit.

8.  NO FURTHER AMENDMENT:    Except as amended herein, all other terms and
conditions of the Lease shall remain unchanged.




    IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of me day and year first written above.


LESSOR;

WDT-SHOREWAY


By: /S/ [signature unreadable]

Its: General Partner


LESSEE:

CELLNET DATA SYSTEMS, INC.



By: /s/ [signature unreadable]

Its: Vice President

EXHIBIT D

                                 CELLNET DATA SYSTEMS
                                  BREAKDOWN OF RENT



From         To         75 Office     F&C Rent        125 Office       125            TI            TOTAL
                                     Differential                   Warehouse      Assessment*     MONTHLY
                                                                                                   PAYMENT
-------------------------------------------------------------------------------------------------------------
4/1/95   12/31/96       41,324.80      993.00         19,202.70      6,694.20       5,299.93       73,514.63
1/1/97   12/31/97       43,203.20      993.00         20,075.55      7,252.05       5,299.93       76,823.73
1/1/98   6/30/98        44,330.24      993.00         20,599.26      7,252.05       5,299.93       78,474.48
7/1/98   12/31/98       44,330.24      993.00         21,599.26      7,252.05           0.00       73,174.55
1/1/99   12/31/99       46,208.64      993.00         21,472.11      7,586.76           0.00       76,260.51
1/1/00   12/31/00       48,087.04      993.00         22,344.96      7,809.90           0.00       79,234.90



                                                                     *For TI's completed in 1994

